Exhibit 99.1

      Unify Corporation Reports Second Quarter 2004 Results; Year over Year Six Month Total Revenue Increases 10 Percent; Software License Revenues
                                 Up 32 Percent

    SACRAMENTO, Calif.--(BUSINESS WIRE)--Nov. 25, 2003--Unify Corporation (OTCBB:UNFY) today announced financial results for the second quarter of fiscal 2004 ended October 31, 2003.
    Total revenues in the second quarter were $2.8 million, a four percent decrease, compared to total revenues of $2.9 million for the second quarter of fiscal 2003. Second quarter software license revenues were $1.4 million, a five percent increase, compared to $1.3 million in the same period of last fiscal year.
    GAAP net income for the second quarter was $61,000, or $0.00 earnings per share, compared to a net loss of ($85,000), or $(0.00) loss per share in the second quarter of the prior year. Gross margin for the quarter was 85 percent, compared to 87 percent in the second quarter of last year. Non-GAAP net income for the second quarter was $114,000, compared to a net loss of ($111,000) in the second quarter of last year. Non-GAAP net income excludes severance charges, write-down of the Company's investments and other special charges (recoveries).



Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss):


                        Quarter    Quarter     Six Months   Six Months
                        Ended      Ended       ended        ended
                        Oct. 31,   Oct. 31,    Oct. 31,     Oct. 31,
                         2003       2002        2003         2002

GAAP Net Income (Loss)  $61,000   ($85,000)   ($83,000)    ($370,000)

Adjustments :
 Severance charges                             200,000
 Write-down of other
  investments                                  175,000        20,000
 Special Charges
  (Recoveries) (1)       53,000    (26,000)    102,000      (132,000)
                       --------- ----------   ---------    -----------

Non-GAAP Net Income
 (Loss)                $114,000  ($111,000)   $394,000     ($482,000)
                       ========= ==========   =========    ===========

(1) Special charges (recoveries) related primarily to litigation expenses



    For the six-month period ended October 31, 2003, revenue totaled $6.1 million, a 10 percent increase, compared to total revenues of $5.6 million for the comparable period of fiscal 2003. On a year-to-date basis, GAAP net loss in the first six months was ($83,000) or ($0.00) loss per share, compared to GAAP net loss of ($370,000) or ($0.02) loss per share for the first six months of last year. On a Non-GAAP basis, net income for the first six months was $394,000, compared to a Non-GAAP net loss of ($482,000) in the same period of the prior year.
    "For the first six months of this year, revenue is up 10 percent and, more importantly, software license revenues, a primary indicator of new sales activity, are up 32 percent," said Todd Wille president and CEO of Unify. "One of the reasons sales are increasing is because Unify NXJ is gaining traction in both domestic and international markets. This past quarter we made a record number of Unify NXJ sales for the quarter. This is particularly encouraging as we achieved this improved sales momentum while transitioning an entirely new sales management team and organizational structure, and orchestrating the launch of Unify NXJ 10."
    The Company ended the second quarter with $2.6 million in cash and cash equivalents, compared to $2.5 million at the end of the first quarter of fiscal 2004 and $2.2 million at the end of the second quarter of fiscal 2003. Stockholders' equity at the end of the second quarter was $1.6 million, compared with $1.5 million at the end of the first quarter of fiscal 2004 and $899,000 at the end of the second quarter of fiscal 2003.

    During the second quarter, Unify:

    -- Added several new customers including Anite Travel Systems Ltd., Focus Health Care Management, Hali Technology and
        Mauffrey.

    -- Earned repeat business from long-standing customers including Business Console Limited, Citra, Credit Lyonnais, Layher,
        McCann Erickson, PFU Tokyo, Prime Clinical Systems, Inc.,
        Scholastic Inc., Triple G Systems Group and Verizon
        Communications.

    -- Closed 17 Unify NXJ deals to five Independent Software Vendors and 12 corporate IT organizations.

    -- Brought the total number of Unify NXJ customers to 45 since launching the product.

    --  Hired a new sales director and two new sales representatives.

    -- Attended the Gartner Symposium ITxpo for marketing and lead generation of Unify NXJ.

    Business Outlook

    The Company affirms its previous guidance that it expects to grow revenues 10 to 20 percent compared to fiscal year 2003.

    Conference Call

    Unify will hold its quarterly conference call, open to all interested parties, on Nov. 25, 2003, beginning at 2 p.m. Pacific Time. Listeners should dial 800-231-5571 prior to the start of the conference call. The conference call will also be Webcast. Online listeners should visit www.unify.com/investors prior to the start of the call for login information. A replay of the conference call will be available until Dec. 12, 2003 by dialing 877-519-4471 and entering the pass code 4300988.

    About Unify

    Unify Corporation (OTCBB:UNFY), is a global enterprise software company. Leveraging 23 years of software innovation to more than 2,000 customers and 300 ISV partners worldwide, Unify delivers the market's only comprehensive, vendor-independent application platform that is easy, powerful and open. With Unify solutions, customers are able to deliver applications that significantly enhance revenue opportunities, improve operational effectiveness and enrich customer relationships. Customers include bioMerieux, Inc., Boeing, Credit Lyonnais, Citigroup Inc., Fannie Mae, GlaxoSmithKline, Heineken, PCN, Travel Centers of America, Triple G Systems Group and Wells Fargo. Founded in 1980, Unify is headquartered in Sacramento, Calif., and has offices in the UK and France, in addition to a worldwide network of distributors. Visit Unify at www.unify.com.

    This press release contains "forward-looking statements" as that term is defined in Section 21E of the Securities Exchange Act of 1934 as amended. Forward looking statements are denoted by words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and other variations of such words and similar expressions are intended to identify such forward-looking statements. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by our forward looking statements. Such risks and uncertainties include, but are not limited to general economic conditions in the computer and software industries, domestically and worldwide, the Company's ability to keep up with technological innovations in relation to its competitors, product defects or delays, developments in the Company's relationships with its customers, distributors and suppliers, changes in pricing policies of the Company or its competitors and the Company's ability to attract and retain employees in key positions. In addition, Unify's forward looking statements should be considered in the context of other risks and uncertainties discussed in our SEC filings available for viewing on its web site at "Investor Relations," "SEC filings" or from the SEC at www.sec.gov.

    Note to Editors: Trademarks

    Unify is a registered trademark of Unify Corporation. Unify NXJ is a trademark of Unify Corporation. Java, and J2EE are registered trademarks of Sun Microsystems, Inc., in the United States and other countries. Other brands or product names shown are trademarks of their respective owners.




                           UNIFY CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                            October 31,      April 30,
                                               2003            2003
                  Assets
Current assets:
Cash and cash equivalents                   $  2,634        $  3,030
Accounts receivable, net                       2,353           2,504
Prepaid expense & other current assets           393             290
                                            ---------       ---------
  Total current assets                         5,380           5,824

Property and equipment, net                      319             345
Other investments                                214             392
Other assets                                     124             114
                                            ---------       ---------
  Total assets                              $  6,037        $  6,675
                                            =========       =========

    Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                            $    625        $    556
Current portion of long term debt                190             200
Other accrued liabilities                        700             822
Accrued compensation and related expenses        634             652
Deferred revenue                               2,193           2,936
                                            ---------       ---------
  Total current liabilities                    4,342           5,166

Long-term debt                                    46               0

Stockholders' equity:
Common stock                                      22              21
Paid in capital                               59,461          59,339
Note receivable from stockholder                   0             (60)
Accumulated other comprehensive loss              (3)            (43)
Accumulated deficit                          (57,831)        (57,748)
                                            ---------       ---------
  Total stockholders' equity                   1,649           1,509
                                            ---------       ---------
   Total liabilities and stockholders'
    equity                                  $  6,037        $  6,675
                                            =========       =========




                           UNIFY CORPORATION
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)


                             Three Months Ended     Six Months Ended
                                 October 31,           October 31,
                              2003        2002       2003       2002
                            --------   ---------  ---------   --------
Revenues:
 Software Licenses          $ 1,406     $ 1,343    $ 3,242    $ 2,448
 Services                     1,398       1,588      2,863      3,121
                            --------   ---------  ---------   --------
   Total revenues             2,804       2,931      6,105      5,569
                            --------   ---------  ---------   --------

Cost of Revenues:
 Software licenses              101          66        187        134
 Services                       328         305        648        539
                            --------   ---------  ---------   --------
  Total cost of revenues        429         371        835        673

  Gross margin                2,375       2,560      5,270      4,896
                            --------   ---------  ---------   --------

Operating Expenses:
 Product development            672       1,063      1,679      2,189
 Selling, general and
  administrative              1,580       1,611      3,384      3,182
 Write-down of other
  investments                     0           0        175         20
 Special charges
  (recoveries)                   53         (26)       102       (132)
                            --------   ---------  ---------   --------
  Total operating expenses    2,305       2,648      5,340      5,259
                            --------   ---------  ---------   --------

  Income (loss) from
   operations                    70         (88)       (70)      (363)
Other income (expense), net      (1)         16         (3)         6
                            --------   ---------  ---------   --------
  Income (loss) before
   income taxes                  69         (72)       (73)      (357)
Provision for income taxes        8          13         10         13
                            --------   ---------  ---------   --------
  Net income (loss)         $    61     $   (85)   $   (83)   $  (370)
                            ========   =========  =========   ========

Net income (loss) per
 share:
 Basic                      $  0.00     $ (0.00)   $ (0.00)   $ (0.02)
 Dilutive                   $  0.00     $ (0.00)   $ (0.00)   $ (0.02)
Shares used in computing
 net income (loss)
 per share:
 Basic                       21,474      20,873     21,408     20,764
 Dilutive                    22,594      20,873     21,408     20,764



    CONTACT: Unify Corporation
             Deb Thornton, 916-928-6379
             deb@unify.com